Exhibit 4.8

EXECUTED VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of July 29, 2015, by and among ATWOOD OCEANICS, INC., a Texas corporation (the “Parent”), ATWOOD OFFSHORE WORLDWIDE LIMITED, an exempted company organized under the laws of the Cayman Islands and a Wholly-Owned Subsidiary of the Parent (the “Borrower”), the Lenders party hereto and NORDEA BANK AB, LONDON BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Parent, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of April 10, 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement” and, as modified by this Third Amendment and as may be otherwise amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);
WHEREAS, the Parent plans to obtain additional unsecured capital in the form of public issuances or, with respect to debt for borrowed money, public issuances or private placements, in an aggregate principal amount of at least $300,000,000 (the “New Capital”);

WHEREAS, on the date hereof, the Total Commitment is in the amount of $1,550,000,000;

WHEREAS, the Borrower plans to reduce the Total Commitment in an amount equal to at least 70% of the Net Cash Proceeds (as defined herein) of the New Capital as set forth below;

WHEREAS, subject to the terms and conditions of this Third Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;
NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1.Section 1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
““Consolidated Secured Indebtedness” shall mean, as at any date of determination, without duplication, the sum of (I) the aggregate stated balance sheet amount of all Indebtedness (but including, in any event, without limitation, the then outstanding principal amount of all Loans, all Capitalized Lease Obligations and all purchase money Indebtedness) of the Parent and its Subsidiaries, at such time determined on a consolidated basis, in each case, that is secured by a Lien on any asset of the Parent or any of its Subsidiaries, (II) the aggregate amount of all Indebtedness of the Parent and its Subsidiaries of the type described in clause (ii) of the definition of “Indebtedness” contained herein at such time determined on a consolidated basis, in each case, that is secured by a Lien on any asset of the Parent or any of its Subsidiaries, and (III) the aggregate amount of all Contingent Obligations of the Parent and its Subsidiaries in respect of Indebtedness described in preceding clauses (I) and (II) at such time determined on a consolidated basis, in each case, that is secured by a Lien on any asset of the Parent or any of its Subsidiaries; it being understood that in determining compliance with Section 10.07 only, and in any event, at the date of such determination of Consolidated Secured

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Indebtedness, the amount of cash and Cash Equivalents held by the Parent and its Subsidiaries at such time and which would appear on a consolidated balance sheet of the Parent and its Subsidiaries as part of the consolidated assets of the Parent and its Subsidiaries shall be deducted from the calculation of Consolidated Secured Indebtedness.”
““Net Cash Proceeds” shall mean the cash proceeds received by any Parent or any of its Subsidiaries from the Capital Raise (as defined in the definition of Ratio Change Conditions) less all reasonable and out-of-pocket fees (including, without limitation, legal, accounting and underwriting fees, investment banking fees and commissions, brokerage fees and commissions, sales commissions and other professional fees) and expenses incurred in connection therewith.”
““Ratio Change Conditions” shall mean (i) the Parent or its Subsidiaries shall have obtained additional unsecured capital either through public issuances or, with respect to debt for borrowed money, public issuances or private placements, in an aggregate principal amount of at least $300,000,000 (collectively, the “Capital Raise”), (ii) the Borrower shall have terminated Commitments in accordance with Section 4.02(a) in an aggregate amount equal to at least 70% of the Net Cash Proceeds from the Capital Raise (the “Commitment Reduction”), and (iii) the Borrower shall have made such mandatory prepayments (if any) as are necessary in order to comply with the requirements of Section 5.02(a). For the avoidance of doubt, upon the occurrence of the Commitment Reduction, no further reduction or termination of Commitments shall be required in order to meet the Ratio Change Conditions.”
““Ratio Change Effective Date” shall mean the date on which the Ratio Change Conditions have been satisfied by the Parent and its Subsidiaries.”
““Secured Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Secured Indebtedness on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date.”
2.The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and the Secured Leverage Ratio” immediately after the text “Leverage Ratio” appearing therein.
3.Section 4.02(a) of the Credit Agreement is hereby amended by adding immediately before the period at the end thereof “; provided, further, that notwithstanding the foregoing, for purposes of a termination of Commitments in connection with meeting the Ratio Change Conditions, the Borrower may, subject to contemporaneous compliance with Section 5.02(a), reduce the Commitments (regardless of whether constituting Total Unutilized Commitments) in any amount sufficient to meet the requirements of clause (ii) of the definition of “Ratio Change Conditions””.
4.Section 10.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“10.07        Maximum Leverage Ratio
The Parent will not permit (x) for all periods ending prior to the Ratio Change Effective Date, the Leverage Ratio to be greater than (i) 4.50:1.00 on the last day of any fiscal quarter of the Parent ending during the period from the Second Amendment Effective Date through December 31, 2017 and (ii) 4.00:1.00 on the last day of any fiscal quarter of the Parent ending March 31, 2018 and thereafter and (y) for all periods ending on or after the Ratio Change Effective Date, the Secured Leverage Ratio to be greater than 3.00:1.00 on the last day of any fiscal quarter of the Parent.”
5.Section 10.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“10.08        Interest Expense Coverage Ratio
. The Parent will not permit (x) for all periods ending prior to the Ratio Change Effective Date, the Interest Expense Coverage Ratio to be less than 3.00:1.00 on the last day of any fiscal quarter of the Parent and (y) for all periods ending on or after the Ratio Change Effective Date, the Interest Expense Coverage Ratio to be less than 1.75:1.00 on the last day of any fiscal quarter of the Parent.”

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Exhibit 4.8

II.	Effectiveness of the Third Amendment.
This Third Amendment shall become effective on the date when the following conditions shall have been satisfied (or waived in the sole discretion of the Administrative Agent) (such date, the “Third Amendment Effective Date”) when:
1.the Parent, the Borrower and the Required Lenders each shall have signed a counterpart hereof (whether the same or different counterparts) indicating its agreement to this Third Amendment and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com) and Corinne Milliken (facsimile number: 212-354-8113 / email: corinne.milliken@whitecase.com);
2.the Borrower shall have paid to the Administrative Agent the fees set forth in that certain letter agreement, dated on or about the date hereof, between the Parent, the Borrower and the Administrative Agent, including fees for the account of each Lender entitled thereto pursuant to the terms of such fee letter; and
3. the Borrower shall have paid to the Administrative Agent all fees and reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with this Third Amendment for which invoices have been delivered to the Borrower at least 2 business days before the anticipated Third Amendment Effective Date (including, without limitation, the reasonable fees and expenses of White & Case LLP).
III.    Miscellaneous Provisions.
1.    In order to induce the Lenders to enter into this Third Amendment, the Borrower hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Credit Documents and represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined herein) after giving effect to this Third Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).
2.    This Third Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Amended Credit Agreement, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Third Amendment.
3.    This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
5.    THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
6.    The Amended Credit Agreement and the other Credit Documents shall continue to be in full force and effect in accordance with their terms. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement. From and after the Third Amendment Effective Date, this Third Amendment shall for all purposes constitute a Credit Document.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.
ATWOOD OCEANICS, INC.

By: /s/ Mark W. Smith__________________________
Name: Mark W. Smith
Title: Senior Vice President and Chief Financial Officer

ATWOOD OFFSHORE WORLDWIDE LIMITED

By: /s/ Margaret C. Fitzgerald_____________________
Name: Margaret C. Fitzgerald
Title: Director

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.
ATWOOD OCEANICS, INC.

By: /s/ Mark L. Mey
Name: Mark L. Mey
Title: Senior Vice President and Chief Financial Officer

ATWOOD OFFSHORE WORLDWIDE LIMITED

By: /s/ Mark L. Mey
Name: Mark L. Mey
Title: Chief Financial Officer

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent and as Lender

By: /s/ Michael Sheppard
Name: Michael Sheppard
Title: Vice President

By: /s/ Sandra Pavic-Watkinson
Name: Sandra Pavic-Watkinson
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Wells Fargo Bank, N.A.

By: /s/ T. Alan Smith
Name: T. Alan Smith
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Skandinaviska Enskilda Banken AB

By: /s/ Per Olav Bucher-Johannessen
Name: Per Olav Bucher-Johannessen
Title: Authorized Person

By: /s/ Erling Amundsen
Name:Erling Amundsen
Title: Authorized Person

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Credit Agricole Corporate and Investment Bank

By: /s/ Roger Aamillom
Name: Roger Aamillom
Title: Senior Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: BNP Paribas S.A.

By: /s/ S. Bergeroo-Campagne
Name: S. Bergeroo-Campagne
Title: Head of Offshore

By: /s/ Patricia Lormeau
Name: Patricia Lormeau
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Barclays Bank PLC

By: /s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: HSBC Bank USA, N.A.

By: /s/ Koby West
Name: Koby West
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: NIBC Bank N.V.

By: /s/ Jeroen van der Putten
Name: Jeroen van der Putten
Title: Director

By: /s/ Eric H. Snaterse
Name: Eric H. Snaterse
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

Unicredit Bank AG / July 23, 2014

By: /s/ Manuela Laudahn
Name: Manuela Laudahn
Title: Director

By: /s/ Birgit Marquar
Name: Birgit Marquar
Title: Authorized Person

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NATIXIS:

By: /s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

By: /s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

REGIONS BANK:

By: /s/ David Valentine
Name: David Valentine
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Credit Industriel et Commercial

By: /s/ Andrew McKuin
Name: Andrew McKuin
Title: Vice President

By: /s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

WHITNEY BANK:

By: /s/ H. Elder Gwin
Name: H. Elder Gwin
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK FINLAND PLC, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: ITF International Transport Finance Suisse
AG

By: /s/ Carsten Gutknecht-Stohr
Name: Carsten Gutknecht-Stohr
Title: Managing Director

By: /s/ Natalja Formuzala
Name: Natalja Formuzala
Title: Vice President

Signature page to First Amendment to Atwood Amended and Restated Credit Agreement